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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Business Financial Services, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Offer to Exchange of our report dated August 29, 2003, except for Note 1, Business Conditions, and
Note 9, which are as of September 22, 2003, relating to the consolidated financial statements of American Business Financial Services, Inc. and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

We also consent to the reference to us under the caption "Experts" in the Offer to Exchange.




                                                    /s/ BDO Seidman, LLP
                                                    BDO Seidman, LLP


Philadelphia, Pennsylvania
May 14, 2004